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                                  EXHIBIT 10.1


                   SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT


        THIS AGREEMENT is entered into on this 22 day of April, 2002 by and between Sterling Financial Corporation (the "Company"), a Pennsylvania corporation having its principal office at 101 North Pointe Boulevard, Lancaster, PA 17601 and John E. Stefan (the "Executive") residing at 1315 Stillwater Road, Lancaster, PA 17601.

        WHEREAS, the Executive is presently serving as the Chairman and Chief Executive Officer of the Company; and

        WHEREAS, the Executive will retire from his position as the Chief Executive Officer of the Company effective as of April 30, 2002; and

        WHEREAS, the Company wishes to reward the Executive for his many years of faithful service and significant contributions to the Company; and

        WHEREAS, the Executive and the Company wish to enter into this Agreement so as to provide the Executive with supplemental retirement benefits in accordance with the terms of this Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

        For purposes of this Agreement, unless otherwise clearly apparent from the context, the following phrases or terms have the following indicated meanings.

        1.1 "Account" means the bookkeeping account created and maintained for the Executive by the Company.




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        1.2     "Administrator" means the person(s) designated by the Board to administer the Agreement.

        1.3 "Anniversary Date" means each April 30 during the term of this Agreement.

        1.4 "Beneficiary" means the person(s) designated by the Executive to receive the benefits described in Section 3.5.

        1.5     "Board" means the board of directors of the Company.

        1.6 "Change in Control" means a change in control as defined in the Employment Agreement dated July 27, 1999 between the Executive, the Company and Bank of Lancaster County, N.A.; provided, however, that a consolidation or merger of the subsidiaries of the Company, as approved by the Board, shall not constitute a Change in Control for purposes of this Agreement.

        1.7     "Effective Date" means May 1, 2003.

        1.8 "Interest Rate" means the rate of interest payable on five-year Treasury securities

        1.9 "Option" means any outstanding unexercised stock option that was granted to the Executive on or before April 30, 2002 pursuant to the Option Plan.

        1.10 "Option Plan" means the Sterling Financial Corporation 1996 Stock Incentive Plan.

        1.11    "Trust" means the trust established pursuant to the Trust
Agreement.

        1.12 "Trust Agreement" means the Sterling Financial Corporation Retirement Restoration Trust Agreement.



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                                   ARTICLE II

                                TERM OF AGREEMENT

        This Agreement shall be effective during the five (5)-year period commencing on the Effective Date and ending on April 30, 2008.

                                   ARTICLE III

                               RETIREMENT BENEFITS

        3.1 On the Effective Date, the Executive's Account shall be credited with the amount of $729,166.67. The Account shall be subsequently credited with interest as described in Section 3.3 and debited to reflect the payments described in Sections 3.2, 3.4 and 3.5.

        3.2 During the period commencing on the Effective Date and ending on April 30, 2004, the Company shall pay to the Executive the total amount of $145,833.33. This amount shall be payable in twelve (12) approximately equal monthly installments which shall be made to the Executive on or before the last day of each month during this twelve (12)-month period.

        3.3 On April 30, 2004 and on each Anniversary Date thereafter during the term of this Agreement, the Executive's Account shall be credited with interest by applying the Interest Rate to the balance of Executive's Account determined as of that Anniversary Date.

        3.4 On each Anniversary Date, after the Executive's Account has been credited with interest pursuant to Section 3.3, the balance of the Executive's Account shall be divided by the number of months then remaining in the term of this Agreement. Monthly distributions shall be made to the Executive on or before the last day of each of the next succeeding twelve (12) months until the next Anniversary Date, at which time the Executive's Account shall again be credited with interest pursuant to Section 3.3. This procedure shall be repeated until the last monthly payment is made to the Executive on or about April 30, 2008.



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        3.5     In the event of the Executive's death prior to the distribution of the entire balance of the Executive's Account hereunder, the remaining balance of the Executive's Account shall be distributed to the Beneficiary designated by the Executive or, if there has been no such designation, to the Executive's estate. Distributions shall be made in the form of monthly installments in accordance with Article III for the remainder of the term of this Agreement.

                                   ARTICLE IV

                                CHANGE IN CONTROL

        Upon a Change in Control, the Company shall, as soon as possible, but in no event longer than sixty (60) days following (i) the Change in Control and
(ii) each Anniversary Date thereafter, make an irrevocable contribution to the Trust in an amount that is sufficient to make up for any shortfall between (i) the anticipated obligations that are to be paid pursuant to this Agreement and
(ii) amounts previously contributed to the Trust that had been specifically designated to satisfy the obligations under this Agreement.

                                    ARTICLE V

                          COORDINATION WITH OTHER PLANS

        Nothing in this Agreement shall be construed as having any impact on the Executive's entitlement to retirement benefits pursuant to any plan, program or other arrangement maintained (or previously maintained) by the Company including, but not limited to, the Sterling Financial Corporation 401(k) Retirement Plan, Bank of Lancaster County, N.A. Pension Plan and the Sterling Financial Corporation Retirement Restoration Plan.


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                                   ARTICLE VI

                                     OPTIONS

        Any and all Options shall remain exercisable in accordance with their terms during the term of this Agreement.

                                   ARTICLE VII

                                     NOTICE

        For purposes of this Agreement, notices and all other communications shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

                If to the Executive:   John E. Stefan
                                       1315 Stillwater Road
                                       Lancaster, PA 17601

                If to the Company:     J. Roger Moyer
                                       Sterling Financial Corporation
                                       101 North Pointe Boulevard
                                       Lancaster, PA 17601

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon actual receipt.

                                  ARTICLE VIII

                                 ADMINISTRATION

        The Administrator shall have full power and authority to interpret and administer this Agreement and the Administrator's actions in doing so shall be final, conclusive and binding on all persons interested in the Agreement.



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                                   ARTICLE IX

                            AMENDMENT AND TERMINATION

        This Agreement may be amended or terminated only by the mutual agreement of the parties hereto in writing without the consent of any other person.

                                    ARTICLE X

                                CLAIMS PROCEDURE

        10.1 In the event that the Executive or Beneficiary is denied a claim for benefits under this Agreement, the Administrator shall provide to such claimant written notice of the denial which shall set forth:

                (a)     the specific reasons for the denial;

                (b) specific references to the pertinent provisions of the Agreement on which the denial is based;

                (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                (d) an explanation of the Agreement's claim review procedure.

        10.2 After receiving written notice of the denial of a claim, a claimant or his representative may request a review of such denial by written application to the Administrator.

        10.3 If the claimant wishes such a review of the decision denying his claim to benefits under the Agreement, he must submit such written application to the Administrator within sixty (60) days after receiving written notice of the denial.

        10.4 No later than ninety (90) days following the receipt of the written application for review, the Administrator shall submit its decision on the review in writing to the claimant



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involved and to his representative. The decision shall include specific reasons for the decision and specific references to the pertinent provisions of the Agreement on which the decision is based.

                                   ARTICLE XI

                                      TRUST

        11.1 The provisions of this Agreement will govern the rights of the Executive to receive supplemental retirement benefits pursuant to this Agreement. The provisions of the Trust Agreement will govern the rights of the Executive to assets transferred to the Trust.

        11.2 The Company's obligation hereunder may be satisfied with Trust assets distributed pursuant to the terms of the Trust Agreement and any such distribution will reduce the Company's obligations hereunder.

                                   ARTICLE XII

                                  MISCELLANEOUS

        12.1 The Executive and his Beneficiaries, heirs and successors will have no legal or equitable rights, interests or claims in any property or assets of the Company. The Company's obligations hereunder will be merely that of an unfunded and unsecured promise to pay money to the Executive in the future.

        12.2 This Agreement shall not be assignable by either party, except by the Company to any successor in interest to the Company's business.

        12.3 This Agreement contains the entire agreement of the parties pertaining to the subject matter of this Agreement.

        12.4 This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania.



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ATTEST:                                    STERLING FINANCIAL CORPORATION



/s/ Tamara L. Coleman                      By:  /s/ Garth Sprecher
---------------------------------               --------------------------------


WITNESS:                                   EXECUTIVE



/s/ Kathleen A. Prime                      /s/ John E. Stefan
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